Exhibit 10.1

Execution Version

ECU SILVER MINING INC.

(a Québec corporation)

87 Front Street East
2nd Floor
Toronto, Ontario M5E 1B8

SUBSCRIPTION AGREEMENT

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE ‘‘SECURITIES ACT’’) OR ANY STATE SECURITIES LAWS, AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO REGISTRATION OR AN AVAILABLE EXEMPTION THEREFROM.  THE SUBSCRIBER (1) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER NOTES OR THE COMMON SHARES ISSUABLE UPON CONVERSION OF SUCH NOTES, EXCEPT (A) TO THE ISSUER OR A SUBSIDIARY THEREOF; (B) TO PERSONS OTHER THAN U.S. PERSONS IN AN “OFFSHORE” TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT; (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 OR RULE 144A, AS AVAILABLE, ADOPTED UNDER THE SECURITIES ACT OR ANOTHER AVAILABLE EXEMPTION UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS; OR (D) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT; AND (2) AGREES THAT IT WILL, PRIOR TO ANY TRANSFER OF THIS SECURITY, FURNISH TO THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS MAY BE REQUIRED TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.  THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTIONS WITH REGARD TO NOTES  OR ANY COMMON SHARES ISSUABLE UPON CONVERSION OF SUCH NOTES, EXCEPT AS PERMITTED BY THE SECURITIES ACT.

SUBSCRIPTION DETAILS

To:                          ECU Silver Mining Inc. (the “Issuer”)

Re:                          $15,000,000 Principal Amount of Convertible Senior Unsecured Notes

Golden Minerals Company (the “Subscriber”) hereby subscribes for and agrees to purchase from the Issuer, on and subject to the terms and conditions set forth in this Agreement, $15,000,000 principal amount of 0% convertible senior unsecured notes of the Issuer (the “Notes”) due on the Maturity Date (as defined herein).  Each $1,000 principal amount of Notes is convertible, at the option of the holder at any time from and after the Closing Date (as defined herein) and prior to 5:00 p.m. (Toronto time) on June 29, 2012, into 1,032 Common Shares (as defined herein), on the terms and conditions contained in this Agreement and the Convertible Note Certificate (as defined herein).  The Subscriber agrees to be bound by the terms and conditions set forth in this Agreement and the Convertible Note Certificate, including, without limitation, the representations, warranties and covenants set forth herein and therein.

(Signature page to follow)

GOLDEN MINERALS COMPANY

By:	/s/ Jeffrey G. Clevenger

Name:	Jeffrey G. Clevenger

Title:	President and Chief Executive Officer

Confirmation and Acceptance.

ECU Silver Mining Inc. hereby accepts the subscription as set forth above on the terms and conditions contained in this Agreement.

DATED as of the 24th day of June, 2011.

ECU SILVER MINING INC.

By:	/s/ Stephen Altmann

Name:	Stephen Altmann

Title:	President and Director

[Subscription Agreement]

TERMS AND CONDITIONS OF SUBSCRIPTION FOR NOTES

1.0          INTERPRETATION

1.1           In this Agreement, unless the context otherwise requires:

(a)           “Agreement” means this Subscription Agreement to be entered into between the Issuer and the Subscriber, including Schedule “A” attached hereto (which is incorporated in and forms and integral part hereof), in each case as they may be amended or supplemented from time to time;

(b)           “Applicable Securities Laws” means, the securities legislation and stock exchange rules having application and the rules, policies, notices and orders issued thereunder or otherwise by applicable securities regulatory authorities, including the Securities Commissions, the SEC and the Exchange;

(c)           “Arrangement Agreement” means the arrangement agreement dated the date hereof to be entered into between the Subscriber and the Issuer;

(d)           “Closing” means the closing of the purchase of the Notes by the Subscriber;

(e)           “Closing Date” means the date that is ten days following the date of this Agreement or such other date or dates as the Issuer and the Subscriber may mutually agree upon in writing;

(f)            “Closing Time” means 9:00 a.m. (Toronto time) on the Closing Date or such other time as the Issuer and the Subscriber may mutually agree upon in writing;

(g)           “Common Share” means a common share in the capital of the Issuer;

(h)           “Convertible Note Certificate” means the convertible senior unsecured note certificate evidencing the Notes and dated as of the Closing Date and includes the terms and conditions set forth therein;

(i)            “Exchange” means the Toronto Stock Exchange;

(j)            “Issuer” means ECU Silver Mining Inc., a corporation governed by the laws of Québec;

(k)           “Maturity Date” means June 30, 2012, or, if the Issuer exercises the Maturity Extension Option, December 31, 2012;

(l)            “Maturity Extension Option” means the option, exercisable by the Issuer by written notice to the holder of the Notes at any time prior to 5:00 p.m. (Toronto time) on May 31, 2012, to extend the Maturity Date to December 31, 2012 in exchange for a cash payment to the holder of the Notes equal to 4% of the principal amount of the Notes held;

(m)          “Notes” means the $15,000,000 principal amount of 0% convertible senior unsecured notes of the Issuer due on the Maturity Date, on the terms and conditions contained in this Agreement and the Convertible Note Certificate;

(n)           “Offshore Transaction” means an “offshore transaction” as defined in Regulation S;

(o)           “Private Placement” means the offering by the Issuer for sale on a private placement basis of Notes;

(p)           “Regulation D” means Regulation D promulgated by the SEC pursuant to the U.S. Securities Act;

(q)           “Regulation S” means Regulation S promulgated by the SEC pursuant to the U.S. Securities Act;

(r)            “Rule 144” means Rule 144 as promulgated by the SEC under the U.S. Securities Act;

(s)           “SEC” means the United States Securities and Exchange Commission;

(t)            “Securities” means, collectively, the Notes and the Underlying Shares;

(u)           “Securities Commissions” means, collectively, the applicable securities commissions or other securities regulatory authorities in each of the provinces of Canada;

(v)           “Subscriber” means Golden Minerals Company, a corporation governed by the laws of Delaware;

(w)          “Subscription Price” means the $15,000,000 price paid by the Subscriber for Notes;

(x)            “Term Sheet” means the term sheet attached hereto as Schedule “A;”

(y)           “Underlying Shares” means the Common Shares issuable upon the conversion of Notes;

(z)            “United States” means the United States as defined in Regulation S;

(aa)         “U.S. Person” means U.S. person as defined in Regulation S; and

(bb)         “U.S. Securities Act” means the United States Securities Act of 1933, as amended.

1.2           Time is of the essence of this Agreement.

1.3           This Agreement is to be read with all changes in gender or number as required by the context.

1.4           The headings in this Agreement are for convenience of reference only and do not affect the interpretation of this Agreement.

1.5           All monetary amounts specified in this Agreement are in the lawful currency of Canada, unless otherwise specified.

1.6           This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York (without regard to conflict of laws principles).

2.0         SUBSCRIPTION FOR NOTES

2.1           The Subscriber hereby confirms its subscription for and offer to purchase the Notes from the Issuer, on and subject to the terms and conditions set out in this Agreement, the Term Sheet, and the Convertible Note Certificate.

3.0         DESCRIPTION OF NOTES

3.1           The Notes will be issued to and registered in the name of the Subscriber and will include the terms set forth in the Term Sheet and such other terms as are not inconsistent with this Agreement.

3.2           Each $1,000 principal amount of Notes will be convertible at the option of the Subscriber, for no additional consideration, into 1,032 Common Shares, at any time from and after the Closing Date and prior to 5:00 p.m. (Toronto time) on June 29, 2012, under the terms and subject to adjustments as set forth in the Convertible Note Certificate, representing a conversion price of $0.969 per Common Share, or into such other number of Common Shares and representing such other conversion price as is acceptable to the Exchange.

4.0          REPRESENTATIONS, WARRANTIES, COVENANTS AND ACKNOWLEDGEMENTS OF THE SUBSCRIBER

4.1   The Subscriber represents, warrants, covenants and acknowledges, as applicable, to and with the Issuer (and acknowledges that the Issuer is relying thereon), as at the date hereof and as at the Closing Time, that:

(a)                                  the Notes are being offered for sale only on a “private placement” basis and on the basis that the sale and delivery of the Notes and the issuance of the Underlying Shares is exempt from the requirement to file a prospectus or registration statement under the Applicable Securities Laws, and that:

(i)                                     as a result, certain protections, rights and remedies provided by the Applicable Securities Laws including statutory rights of rescission or damages, will not be available to the Subscriber;

(ii)                                  no securities commission or similar regulatory authority has reviewed or passed on the merits of the Securities;

(iii)                               there is no government or other insurance covering the Securities;

(iv)                              the Subscriber may not receive information that would otherwise be required to be provided to the Subscriber under the Applicable Securities Laws; and

(v)                                 the Issuer is relieved from certain obligations that would otherwise apply under the Applicable Securities Laws;

(b)                                 the Subscriber is a resident of the United States, the address of its place of business is 350 Indiana Street, Suite 800 Golden, Colorado, 80401 U.S.A., and such address was not obtained or used solely for the purpose of subscribing for the Notes, and the Subscriber represents and warrants that it is an “accredited investor” that satisfies the criteria set forth in Rule 501(a) of Regulation D promulgated under the U.S. Securities Act;

(c)                                  the Subscriber represents and warrants that it is an “accredited investor” within the meaning of National Instrument 45-106 — Prospectus and Registration Exemptions of the Canadian Securities Administrators, is purchasing the Notes as principal and was not created, or is not used, solely to purchase or hold the Notes as an “accredited investor” described in paragraph (m) of the definition of “accredited investor” in section 1.1 of such instrument;

(d)                                 other than as set forth in the Term Sheet, no person has made to the Subscriber any written or oral representations:

(i)            that any person will resell or repurchase any of the Notes;

(ii)           that any person will refund the purchase price of the Notes; or

(iii)          as to the future price or value of any of the Notes;

(e)                                  neither the Subscriber nor any of its affiliates is the beneficial owner of, or exercises control or direction over, any Common Shares, excluding the Underlying Shares into which the Notes being purchased are convertible;

(f)                                    the Subscriber is at arm’s length with, and is not an insider or affiliate of (each, within the meaning of the Applicable Securities Laws), the Issuer;

(g)                                 the Subscriber has the legal capacity and competence to enter into, execute and deliver this Agreement and to take all actions required pursuant hereto, is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation, and all necessary approvals by its directors have been given to authorize the execution and delivery of this Agreement;

(h)           the entering into of this Agreement and the transactions contemplated hereby will not result in the violation of any of the terms and provisions of any law applicable to, or the constating documents of, the Subscriber or of any agreement, written or oral, to which the Subscriber is a party or by which it is or may be bound;

(i)            this Agreement has been duly executed and delivered by the Subscriber and constitutes a legal, valid and binding obligation of the Subscriber enforceable against the Subscriber in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting the rights of creditors generally and except as limited by the application of equitable principles when equitable remedies are sought, and by the fact that rights to indemnity, contribution and waiver, and the ability to sever unenforceable terms, may be limited by applicable law;

(j)            the delivery of this subscription, the acceptance hereof by the Issuer and the issuance of the Notes to the Subscriber complies with all applicable laws of the Subscriber’s jurisdiction of residence, incorporation or organization, as applicable;

(k)           if required by the Applicable Securities Laws or any policy or order of any Securities Commission or the Exchange, the Subscriber will execute, deliver, file and otherwise assist the Issuer in filing such reports, undertakings and other documents as may be required in connection with the subscription by the Subscriber for the Notes;

(l)            the Subscriber has not subscribed for the Notes as a result of any form of general solicitation or general advertising, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio, television or internet or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

(m)          the funds representing the Subscription Price which will be advanced by the Subscriber to the Issuer hereunder will not represent proceeds of crime for the purposes of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) (the “PCMLA”) or the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (the “PATRIOT Act”) and the Subscriber acknowledges that the Issuer may in the future be required by law to disclose the Subscriber’s name and other information relating to this Agreement and the Subscriber’s subscription hereunder, on a confidential basis, pursuant to the PCMLA or the PATRIOT Act.  None of the Subscription Price to be provided by the Subscriber (i) have been or will be derived from or related to any activity that is deemed criminal under the laws of Canada, the United States of America, or any other jurisdiction, or (ii) are being tendered on behalf of a person or entity who has not been identified to the Subscriber, and it shall promptly notify the Issuer if the Subscriber discovers that any of such representations ceases to be true and provide the Issuer with appropriate information in connection therewith;

(n)           the Subscriber has not received, nor has it requested, nor does it have any need to receive, any offering memorandum (as defined under Applicable Securities Law) or any other document from the Issuer describing the business and affairs of the Issuer with respect to the offering and purchase of Notes; and

(o)           this subscription is not enforceable by the Subscriber unless it has been accepted by the Issuer.

4.2   The Subscriber acknowledges and agrees that the foregoing representations and warranties are made by the Subscriber with the intent that they may be relied upon by the Issuer in determining its eligibility as a purchaser of the Notes under Applicable Securities Laws.  The Subscriber further agrees that by accepting the Notes, the Subscriber shall be representing and warranting that the foregoing representations and warranties contained herein are true as at the Closing with the same force and effect as if they had been made by the Subscriber as at the Closing.

4.3   The Subscriber, on its own behalf and, if applicable, on behalf of each beneficial purchaser for whom Subscriber is contracting hereunder, acknowledges and consents to the fact that the Exchange, its affiliates, authorized agents, subsidiaries and divisions collect personal information (as such term is defined in the Company Manual of the Exchange) in certain information forms which are submitted to the Exchange and use such information for the following purposes:

(a)                                  to conduct background checks,

(b)                                 to verify the personal information that has been provided about each individual,

(c)                                  to consider the suitability of the individual to act as an insider of an issuer,

(d)                                 to provide disclosure to market participants as to the security holdings of directors, officers, other insiders and promoters of the Issuer, or its associates or affiliates,

(e)                                  to conduct enforcement proceedings, and

(f)                                    to perform other investigations as required by and to ensure compliance with all applicable rules, policies, rulings and regulations of the Exchange, securities legislation and other legal and regulatory requirements governing the conduct and protection of the public markets in Canada.

As part of above-mentioned process, the Exchange also collects additional personal information from other sources, including but not limited to, securities regulatory authorities in Canada or elsewhere, investigative, law enforcement or self-regulatory organizations, regulations services providers and each of their subsidiaries, affiliates, regulators and authorized agents, to ensure that the purposes set out above can be accomplished.

The personal information the Exchange collects may also be disclosed:

(a)                                  to the agencies and organizations in the preceding paragraph, or as otherwise permitted or required by law, and they may use it in their own investigations for the purposes described above; and

(b)                                 on the website of the Exchange or through printed materials published by or pursuant to the directions of the Exchange.

Subscriber, on its own behalf and, if applicable, on behalf of each beneficial purchaser for whom Subscriber is contracting hereunder, acknowledges and consents to all of the foregoing and to the fact that the Exchange may from time to time use third parties to process information and/or provide other administrative services.  In this regard, the Exchange may share the information with such third party service providers.

5.0  REPRESENTATIONS, WARRANTIES, COVENANTS AND ACKNOWLEDGEMENTS OF THE ISSUER

5.1   By execution of this Agreement, the Issuer hereby agrees that the Subscriber shall have the benefit of the representations, warranties and covenants made by the Issuer and set forth in the Arrangement Agreement and further agrees that all such representations, warranties and covenants shall (i) be deemed to be incorporated herein as if they were reproduced in their entirety, (ii) form an integral part of this Agreement and (iii)  survive the Closing and continue in full force and effect for the benefit of the Subscriber regardless of any termination of the Arrangement Agreement, in the case of covenants, in accordance with the terms of the Arrangement Agreement and, in the case of representations and warranties, for a period ending on the earlier of (a) the Effective Time (as defined in the Arrangement Agreement) and (b) two years after the Closing Time.

5.2   In addition to the representations, warranties and covenants made by the Issuer pursuant to Section 5.1, the Issuer represents, warrants, covenants and acknowledges, as applicable, to and with the Subscriber (and acknowledges that the Subscriber is relying thereon), as at the date hereof and as at the Closing Time, that:

(a)                                  all consents, approvals, permits, authorizations or filings as may be required under any statute, rule or regulation applicable to the Issuer including, without limitation, the Applicable Securities Laws, necessary for: (i) the execution and delivery of this Agreement; (ii) the issuance of the Notes; (iii) the issuance of the Underlying Shares upon conversion of the Notes; and (iv) the completion of the Private Placement, have been made or obtained, or will be obtained or made (as the case may be) by the Closing Time;

(b)                                 the execution and delivery of this Agreement, the performance by the Issuer of its obligations hereunder, including the issue and sale of the Notes, and, upon conversion of the Notes, the Underlying Shares, do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under (whether after notice or lapse of time or both): (i) any statute, rule or regulation applicable to the Issuer including, without limitation, the Applicable Securities Laws; (ii) the constating documents, by-laws or resolutions of the Issuer which are in effect at the date hereof; (iii) any mortgage, note, indenture, contract, agreement, instrument, lease or other document to which the Issuer or any of its subsidiaries is a party or by which it is bound; or (iv) any judgment, decree or order binding the Issuer or its subsidiaries, property or assets;

(c)                                  this Agreement has been duly authorized, executed and delivered by the Issuer. This Agreement constitutes a valid and binding obligation of the Issuer and is enforceable against the Issuer in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting the rights of creditors generally and except as limited by the application of equitable principles when equitable remedies are sought, and by the fact that rights to indemnity, contribution and waiver, and the ability to sever unenforceable terms, may be limited by applicable law; and

(d)                                 the Notes will be, as at the Closing Time, duly issued.  The Underlying Shares will be issued as fully paid and non-assessable Common Shares upon conversion of the Notes in accordance with the Convertible Note Certificate and such Common Shares will not have been issued in violation of or subject to any pre-emptive rights or contractual rights to purchase securities issued by the Issuer.

5.3   The Issuer shall only use the proceeds from the Private Placement in accordance with the terms and conditions set out in the Term Sheet, including Exhibit A thereto. The Issuer will promptly provide to the Subscriber copies of all invoices, work orders and documentation related to any use of proceeds of the Private Placement by the Issuer.

6.0  CLOSING

6.1   Subject to the remainder of this Section 6.0, Closing will occur at the Closing Time on the Closing Date, at which time the Issuer shall deliver the Convertible Note Certificate to the Subscriber and the Subscriber shall deliver the Subscription Price to the Issuer.

6.2   The obligations of the Issuer and the Subscriber to complete the Private Placement are subject to the fulfillment, on or before the Closing Date, of each of the following conditions precedent, each of which may only be waived with the mutual consent of the Parties:

(a)                                  the Arrangement Agreement being executed by the Issuer and the Subscriber and being in full force and effect;

(b)                                 no event or circumstance being in existence which would permit the Subscriber to terminate the Arrangement Agreement in accordance with its terms (provided however that the Subscriber acknowledges that the Closing is not conditional on the consummation of the Arrangement as defined in and contemplated by the Arrangement Agreement);

(c)                                  the issue and sale of the Notes being exempt from the requirement to file a prospectus, registration statement or similar document under the Applicable Securities Laws relating to the sale of the Notes, or the Issuer having received such orders, consents or approvals as may be required to permit such sale without the requirement of filing a prospectus, registration statement or similar document;

(d)                                 the Issuer obtaining from the Exchange conditional approval to list the Underlying Shares on the Exchange;

(e)                                  the Issuer obtaining all such other orders, permits, approvals, waivers, consents, licenses or similar authorizations of Regulators necessary to complete the Private Placement. As used in this Agreement, “Regulator” means (i) any governmental or public entity department, court, commission, board, bureau, agency or instrumentality, and (ii) any quasi-governmental, self regulatory or private body exercising any regulatory authority; and

(f)                                    each party hereto having properly completed, signed and delivered any further documentation as required under Applicable Securities Laws or reasonably requested by the other party.

6.3   The Subscriber acknowledges and agrees that the obligations of the Issuer hereunder are conditional on the representations and warranties of the Subscriber contained herein being true and correct as at the Closing Date, which condition is for the exclusive benefit of the Issuer and may be waived, in whole or in part, by the Issuer in its sole discretion.

6.4   The Issuer acknowledges and agrees that the obligations of the Subscriber hereunder are conditional on:

(a)                                  the representations, warranties and covenants of the Issuer contained or incorporated herein being true and correct or complied with (as the case may be) as at the Closing Date;

(b)                                 the Closing occurring on or before the day that is at least five (5) Business Days prior to the Target Meeting Record Date (as defined in the Arrangement Agreement); and

(c)                                  the Convertible Note Certificate, in form and substance satisfactory to the Subscriber, having been executed and delivered by the Issuer to the Subscriber;

which conditions are for the exclusive benefit of the Subscriber and may be waived, in whole or in part, by the Subscriber in its sole discretion.

7.0  HOLD PERIOD AND RESALE RESTRICTIONS

7.1   The Subscriber understands and hereby acknowledges that:

(a)           The Notes issuable pursuant to the Private Placement will be subject to certain resale restrictions imposed under Applicable Securities Laws and the rules of regulatory bodies having jurisdiction including, without limiting the generality of the foregoing, the requirement that Notes issuable pursuant to the Private Placement not be traded for a period of four months from the Closing Date as required under the Applicable Securities Laws in Canada, and the applicable restrictions under the U.S. Securities Act, except as permitted by Applicable Securities Laws, and that the Notes and all securities issued in exchange or conversion thereof (including the Underlying Shares), or as payment of any interest due thereon, are “restricted securities” as defined under Rule 144 of the U.S. Securities Act and may be resold only if:

(i)            the sale is to the Issuer;

(ii)           the sale is made outside the United States in an Offshore Transaction meeting the requirements of Rule 904 of Regulation S (or such successor rule or regulation then in effect), if available, and in compliance with applicable state securities laws;

(iii)          the sale is made pursuant to an exemption from the registration requirements under the U.S. Securities Act provided by Rule 144 or 144A thereunder, if available, and in accordance with any applicable state securities laws, and it has prior to such sale furnished to the Issuer an opinion of counsel to that effect reasonably satisfactory to the Issuer in connection with sales under Rule 144;

(iv)          the sale is a transaction that does not require registration under the U.S. Securities Act or any applicable state securities laws, and it has prior to such sale furnished to the Issuer an opinion of counsel to that effect reasonably satisfactory to the Issuer; or

(v)           the sale is made pursuant to a registration statement that has been declared effective under the U.S. Securities Act with respect to the securities being sold; and

(b)                                 the Issuer will not register the securities for resale and, as such, the Securities may not be resold by the Subscriber, except pursuant to an exemption contained in the Applicable Securities Laws, which may not be available;

(c)                                  Legends on Certificates

(i)                                     Each certificate representing the Notes and the Underlying Shares shall bear a legend in substantially the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THESE SECURITIES, AGREES FOR THE BENEFIT OF [ISSUER] THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY: (A) TO [ISSUER], (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT (“REGULATION S”), (C) IN ACCORDANCE WITH (1) RULE 144A UNDER THE U.S. SECURITIES ACT, IF AVAILABLE, OR (2) RULE 144 UNDER THE U.S. SECURITIES ACT, IF AVAILABLE, (D) UNDER AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT, OR (E) IN ANOTHER TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT, AND IN EACH CASE IN ACCORDANCE WITH APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES; PROVIDED THAT IN THE CASE OF TRANSFERS PURSUANT TO (C)(2) OR (E) ABOVE, A LEGAL OPINION SATISFACTORY TO [ISSUER] MUST FIRST BE PROVIDED.

provided that, if the Underlying Shares are being sold outside of the United States in accordance with Rule 904 of Regulation S at a time when Issuer is a “foreign issuer” as defined in Rule 902 of Regulation S, the legend may be removed by providing a duly completed and signed declaration to Issuer’s transfer agent for the Underlying Shares, or such other organization or entity performing such functions for Issuer (the “Transfer Agent”) to the following effect (or as the Issuer may from time to time prescribe) and, if required by the Transfer Agent, an opinion of counsel of recognized standing satisfactory to the Transfer Agent, acting reasonably, that such legend is no longer required under the applicable requirements of the U.S. Securities Act:

“The undersigned seller (i) acknowledges that the sale of the securities of [Issuer] to which this declaration relates is being made in reliance on Rule 904 of Regulation S (“Regulation S”) under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”) and (ii) certifies that: (A) it is not an affiliate (as defined in Rule 405 under the U.S. Securities Act) of [Issuer]; (B) the offer of the securities was not made to a person in the United States and either (1) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believed that the buyer was outside the United States, or (2) the transaction was executed on or through the facilities of the TSX, and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States; (C) neither the seller nor any affiliate of the seller nor any person acting on any of their behalf has engaged or will engage in any “directed selling efforts” (as such term is defined in Regulation S) in the United States in connection with the offer and sale of the securities; (D) the sale is bona fide and not for the purpose of “washing off” the resale restrictions imposed because the securities are “restricted securities” (as that term is defined in Rule 144(a)(3) under the U.S. Securities Act); (E) the seller does not intend to replace the securities sold in reliance on Rule 904 of Regulation S with fungible unrestricted securities; and (F) the contemplated sale is not a transaction, or part of a series of transactions which, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the U.S. Securities Act.”;

and provided further, that if any Underlying Shares are being sold to a purchaser in the United States in accordance with Rule 144 under the U.S. Securities Act, the legend may be removed by delivery to the Transfer Agent of an opinion of counsel of recognized standing, satisfactory to the Issuer, acting reasonably, to the effect that the legend is no longer required under applicable requirements of the U.S. Securities Act;

(ii)           the certificates representing Notes also will bear the following legend denoting the restrictions on transfer under Applicable Securities Laws (including, but not limited to, National Instrument 45-102 — Resale of Securities):

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY OR ANY COMMON SHARES ISSUED ON A CONVERSION OF ANY PRINCIPAL AMOUNT OF THIS SECURITY (OR INTEREST THEREON)  BEFORE [INSERT THE DATE THAT IS FOUR MONTHS AND A DAY AFTER THE DISTRIBUTION DATE OF NOTES].

and, if at the date of the conversion of Notes the applicable restriction period has not expired, the certificates representing the Underlying Shares will bear such legend as well; and

(iii)          in addition to the foregoing legends, the certificates representing the Underlying Shares shall, until the date that is four months and a day after the Closing Date, bear, in addition to any legend(s) required by Canadian securities laws and policies, the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE (“TSX”); HOWEVER, SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF THE TSX SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON THE TSX.

(d)           the Subscriber will not sell, assign or transfer the Securities except in accordance with the provisions of Applicable Securities Laws and Exchange rules, if applicable, that are in effect as the time of such sale, assignment or transfer.

7.2   At any time when the Issuer is neither subject to and in compliance with Section 13 or 15(d) of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor exempt from the filing requirements of the Exchange Act pursuant to Rule 12g3-2(b) thereunder, the Issuer agrees to furnish holders and prospective purchasers of Notes with the information required by Rule 144A(d)(4) under the U.S. Securities Act.

7.3   The Subscriber also acknowledges that it has been advised to consult its own legal advisors with respect to applicable resale restrictions and that it is solely responsible (and the Issuer is not in any manner responsible) for complying with such restrictions.

8.0     MISCELLANEOUSEXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT, THE SUBSCRIBER AGREES THAT THIS SUBSCRIPTION FOR AND OFFER TO PURCHASE NOTES IS MADE FOR VALUABLE CONSIDERATION AND MAY NOT BE WITHDRAWN, CANCELLED, TERMINATED OR REVOKED BY THE SUBSCRIBER.

8.1       This Agreement, which includes any interest granted or right arising under this Agreement, may not be assigned or transferred.

8.2           Except as expressly provided in this Agreement, the Arrangement Agreement and the Convertible Note Certificate, and in the agreements, instruments and other documents contemplated or provided for herein and therein, this Agreement contains the entire agreement between the parties with respect to the Private Placement and there are no other terms, conditions, representations or warranties whether expressed, implied, oral or written, by statute, by common law, by the Issuer, or by anyone else.

8.3           The parties may amend this Agreement only in writing.

8.4           This Agreement inures to the benefit of and is binding upon the parties and, as the case may be, their respective heirs, executors, administrators and, successors.

8.5           The parties hereto each covenant and agree to execute and deliver such further agreements, documents and writings and provide such further assurances as may be required by the parties to give effect to this Agreement and without limiting the generality of the foregoing to do all acts and things, execute and deliver all documents, agreements and writings and provide such assurances, undertakings, information and investment letters as may be required from time to time by all regulatory or governmental bodies or stock exchanges having jurisdiction over the Issuer’s affairs or as may be required from time to time under the Applicable Securities Laws, including without limitation to the Exchange.

8.6           This Agreement may be executed in counterparts, each of which when delivered will be deemed to be an original and all of which together will constitute one and the same document and the Issuer will be entitled to rely on delivery by facsimile machine or email of an executed copy of this Agreement, and acceptance by the Issuer of such facsimile or email copy will be equally effective to create a valid and binding agreement between the Subscriber and  the Issuer as if the Issuer had accepted the Agreement originally executed by the Subscriber.

8.7           It is the Subscriber’s express wish that all documents evidencing or relating in any way to the sale of Notes be drafted in the English language only.  Chaque acheteur des valeurs mobilières reconnaît que c’est sa volonté expresse que tous les documents faisant foi ou se rapportant de quelque manière à la vente des valeurs mobilières soient rédigés uniquement en anglais.

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SCHEDULE “A”

TERM SHEET

ECU Silver Mining Inc.

Convertible Senior Unsecured Notes

Proposed Terms and Conditions
(all dollar amounts herein refer to Canadian currency)

June 24, 2011

Issuer:	ECU Silver Mining Inc. (the “Company”)

Buyer:	Golden Minerals Company (the “Holder”)

Issue:	Offering of Convertible Senior Unsecured Notes (the “Notes”)

Form of Offering:	Private placement (the “Placement”)

Issue Amount:	15,000 Notes

Issue Price:	$1,000 per Note

Maturity Date:

June 30, 2012, provided that if the Maturity Extension Option is exercised, the date of maturity of the Notes will be December 31, 2012 (such date on which the Notes mature is herein referred to as the “Maturity Date”).

Maturity Extension Option:

The Company will have the option to extend the maturity of the Notes by 6 months (the “Extension Term”) for a cash payment equal to 4% of the face value of the then outstanding Notes, payable on the day the extension option is exercised.  The Company can exercise this option by giving written notice to the Holder up to and including May 31, 2012.

Coupon:

0.0% during the period from the date of the issue of the Notes until June 30, 2012. If the Company exercises the Maturity Extension Option, the coupon will increase from 0.0% to 10.0% per annum during the Extension Term, with interest being payable monthly in arrears on the last day of each month during the Extension Term, computed on the basis of a 360-day year composed of twelve 30-day months.

Proceeds and Payment:	The aggregate proceeds from the Placement will be $15,000,000 and will be payable in full in cash on Closing.

Use of Proceeds:

To be governed by the terms of an escrow agreement to be entered into between the Company, the Holder and a mutually agreed escrow agent, giving effect to the terms and conditions set forth in Exhibit A attached hereto and incorporated by reference herein.

Conversion Rights:

Each Note will be convertible at the option of the Holder at any time prior to 5:00 p.m. (Toronto time) on June 29, 2012 into 1,032 Common Shares, which is equivalent to a conversion price of $0.969 per Common Share (the “Conversion Price”), or such other number of Common Shares and Conversion Price as is acceptable to the TSX.   The Holder’s conversion rights will be terminated during the Extension Term.  Upon conversion, the Holder will receive from the Company any accrued and unpaid interest on the Notes up to but excluding the date of conversion.

Leak-out Provision:	In the event the Holder converts the Notes in whole or in part, the Holder will not directly or indirectly, offer for sale, sell assign, pledge, issue, distribute, grant any option or enter into any contract for sale of or otherwise dispose of (any such action a “Transfer”) on any given day more than 10% of the average daily trading volume of the shares of the Company on the TSX over the prior 30 business days.

Conversion Adjustments:

The Note certificate (the “Note Certificate”) will provide for the adjustment of the Conversion Price in certain events including, without limitation,

(i) the subdivision or consolidation of the outstanding Common Shares;

(ii) the issue of Common Shares (or securities convertible into Common Shares) by way of stock dividend or other extraordinary distribution;

(iii) the issue of rights, options or warrants to all or substantially all of the holders of Common Shares entitling them to acquire Common Shares or other securities convertible into Common Shares at less than 95% of the then market price which rights or warrants are exercisable for not more than 90 days;

(iv) the distribution to all or substantially all of the holders of Common Shares of any securities or assets;

(v) the payment to all or substantially all of the holders of Common Shares in respect of an issuer bid for Common Shares by the Company to the extent that the market value of the payment exceeds the then market price of the Common Shares on the date of expiry of the bid; and (vi) the payment of cash dividends.

Redemption:

After the record date for the Target Meeting, as defined in the Arrangement Agreement, the Notes will be redeemable at any time prior to the Maturity Date at the option of the Company at 100% of the face value of the Notes plus accrued and unpaid interest.

Fundamental Change:

A Fundamental Change will be deemed to occur upon

(i) a “Change in Voting Control” of 50% or more of the Common Shares other than pursuant to the Arrangement Agreement;

(ii) current directors of the Company cease to constitute at least a majority of the board of directors of the Company; or

(iii) the approval of a plan relating to the liquidation or dissolution of the Company by the Company or its shareholders.

Upon a Fundamental Change, the Holder will have the right to require the Company to repurchase the Notes, in whole or in part, in cash at a price equal to 100% of the principal amount of the Notes plus accrued and unpaid interest thereon, provided that immediately prior to completion of a Fundamental Change, the Holder will have the right, subject to receipt of any required regulatory approvals, to convert the Notes into that number of additional Common Shares at a ratio to be determined between the Company and the Holder pursuant to a make-whole table to be included in the Note Certificate.

Events of Default:	Customary Events of Default as well as cross-defaults to the Arrangement Agreement and the Subscription Agreement.

Ranking:

The Notes will be direct senior unsecured indebtedness of the Company, ranking equally and ratably with all other senior unsecured indebtedness and senior to all subordinated indebtedness of the Company.

Taxes:

Subject to the following sentence, all payments (including deemed dividends) shall be made free and clear of all withholding taxes or deductions of any kind whatsoever present and future.  Payments occurring on or prior to June 30, 2012, or relating to any time on or prior to such date but paid after June 30, 2012, shall be grossed-up by the Company in the event of withholding taxes (as to 50% of the amount of such withholding taxes) or other deductions, and payments occurring after June 30, 2012 and relating to any time after such date shall be grossed-up by the Company in the event of withholding taxes (as to 100% of the amount of such withholding taxes) or other deductions.

Condition to Announcement:

Announcements by the parties of these transactions will be subject to:

•                  execution of a definitive subscription agreement for the Placement containing the usual representations, warranties, acknowledgements and agreements (the “Subscription Agreement”); and

•                  execution of a definitive arrangement agreement (the “Arrangement Agreement”) in connection with the business combination between the Company and the Holder.

Conditions to Closing:

The Placement shall be subject to receipt of any required regulatory or other approvals, consents or authorizations (including, without limitation, the conditional approval of the Toronto Stock Exchange in connection with the listing of the Common Shares into which the Notes are convertible) of any governmental or regulatory authority or under any agreements to which the Company or the Holder are subject where the failure to obtain such approval would materially affect the Company or the Holder.

Each of the Arrangement Agreement and the Subscription Agreement shall be in full force and effect and neither the Holder nor the Company shall be in material breach of any representation, warranty or covenant made by it in either the Arrangement Agreement or the Subscription Agreement.

Closing Date:	The date that is ten days following the date of the Subscription Agreement.

Non-Binding:

It is expressly understood that this summary of proposed terms is solely a non-binding expression of interest, is not an offer and does not create any legally binding obligations on any party. It is expressly understood that neither the Holder nor the Company is obligated to proceed with any proposed transaction and that no binding agreement will exist unless and until such time as diligence has been completed, board approvals obtained, and mutually acceptable transaction documentation (including the Subscription Agreement, the Arrangement Agreement and the Note Certificate) has been finalized and executed by the parties, which documentation may or may not contain the terms outlined in these proposed terms.

ECU Silver Mining Inc.

Convertible Senior Unsecured Notes

Exhibit A — Limitations on Uses
(all dollar amounts herein refer to Canadian currency)

June 24, 2011

Guiding Principals

•                  ECU Silver Mining Inc. (“ECU”) shall rely on operating cash flow, including cash flow generated from the sale of concentrates and doré produced at the Velardeña Property, as the primary source of funding ECU’s operations.

•                  To the extent ECU’s operating cash flow is inadequate to fund the operating and capital cash requirements, ECU may use the proceeds from the Notes issuance to fund such shortfall.

•                  ECU and Golden Minerals Company (the “Holder”) acknowledge that ECU shall maintain a cash balance of no less than $1.0 million at all times; provided, however, that failure by ECU to maintain such minimum balance shall not constitute a breach of this Exhibit A.

Permitted Uses

•                  Permitted uses (the “Permitted Uses”) of Escrowed Proceeds (defined below) shall include the following costs and expenses reasonably estimated by ECU to be incurred by it within 30 days following a request for disbursement from the Escrowed Proceeds:

•                  expenses associated with development, exploration, operating and general and administrative costs (including base salaries and employee benefits) relating to the development and operating activities at the Velardeña Property;

•                  general and administrative expenses, including base salaries, employee benefits and the various expenses incurred in connection with the transactions contemplated by the Arrangement Agreement, dated June 24, 2011, by and between Holder and ECU;

•                  Regularly scheduled principal and interest payments on arm’s length indebtedness existing at the date of the Notes issuance; and

•                  Such other expenditures (including funding any deficit in the minimum cash balance) as may be approved by the Holder.

•                  Unless approved by the Holder, Escrowed Proceeds shall not be used for payments to employees, officers or directors other than for base salaries, including employee benefits, in the ordinary course.  Bonus payments, severance payments, change of control payments, or other termination or extraordinary payments shall not be considered compensation in the ordinary course.

Escrow

•                  The proceeds from the Notes shall be deposited in an escrow account (the “Escrowed Proceeds”).

•                  The escrow agent (the “Escrow Agent”), to be appointed upon the mutual consent of ECU and the Holder, shall disburse the Escrowed Proceeds in accordance with the escrow agreement to be entered into in connection with the Notes issuance.

Disbursement of Escrowed Proceeds

•                  Use of Escrowed Proceeds from the escrow account will be controlled by the following cash draw process:

I.                 Draw requests will be in increments of no fewer than $250,000 until all of the Escrowed Proceeds have been drawn.  The last draw may be for less than $250,000 if it represents the remaining Escrowed Proceeds in the escrow account.

a.               The initial draw request from the escrow account must include a schedule of cash payments (including, for greater certainty, the Permitted Uses thereof) to be made with the following detail provided:

1.               All individual payments equal to or greater than $15,000 to any one payee must be separately highlighted, with the expected payment date listed;

2.               Total payments to any one payee of less than $15,000 can be grouped together into one “other” amount except that should such amount exceed $50,000, payments to any one payee for less than $15,000 should be separately identified, in order of largest to smallest, until the aggregate of all remaining payments to any one payee for less than $15,000 totals $50,000 or less;

3.               Notwithstanding 2. above, payments to any of the following payees must be separately identified, regardless of amount:

(a)               All payments made to employees or directors other than for normal payroll or employee benefit plans.  For clarity, bonuses,  severance or other termination or extraordinary payments will not be considered normal payroll;

(b)              Any amounts paid on indebtedness of the Company; and

(c)               Any amounts paid to any government official or institution.

b.              All subsequent draw requests must be prepared in the same manner as the initial draw request and be accompanied by an additional schedule reconciling actual spending to the amounts forecast in previous draw requests submitted and approved by the Holder.   Line item variances greater than $10,000 or 10% of the amount forecast must include explanations as to the cause of the variance.  If additional amounts remain to be paid on items included in a previous draw request, a forecast should be made of the expected amount and time for the payment.

•                  If, within 5 business days after receiving a disbursement request, (i) the Holder approves the disbursement of the requested amount of Escrowed Proceeds or does not file a claim of default (a “Claim of Default”) with the Escrow Agent and ECU, the Escrow Agent shall disburse the Escrowed Proceeds immediately following approval of the Holder or the lapse of 5 calendar days, whichever is sooner, or (ii) the Holder has rejected a disbursement request by filing a disapproval notice (a “Disapproval Notice”) with the Escrow Agent and ECU on the basis that all or a portion of such request is not for a Permitted Use, the requested funds which are alleged not to be for a Permitted Use will not be disbursed.

Events of Default

•                  In an “Event of Default,” the Escrow Agent shall suspend all further disbursements of the Escrowed Proceeds and, at the request of the Holder, return all remaining Escrowed Proceeds to the Holder, provided that the Notes relating to the returned Escrowed Proceeds shall automatically be cancelled.

•                  An Event of Default shall include the following:

•                  ECU fails to materially comply with the process contemplated herein; or

•                  distributed Escrowed Proceeds are applied toward expenses other than  for Permitted Uses or in material variance from what was set forth in the applicable disbursement request.

•                  In order to claim an Event of Default, the Holder must file a Claim of Default with the Escrow Agent and ECU detailing the reasons for the alleged default.

•                  Upon receipt of a Claim of Default or Disapproval Notice, ECU shall have 15 calendar days to file with the Escrow Agent and the Holder a challenge to the Claim of Default or Disapproval Notice and / or cure the alleged default (the “Challenge”).  Any Challenge shall be accompanied by a detailed explanation for the reasons therefore.  If the Holder does not dispute ECU’s Challenge within 5 calendar days, the Claim of Default or the Disapproval Notice will be deemed to have been withdrawn with prejudice.

•                  In the absence of a Challenge, the Claim of Default shall automatically become an Event of Default or the Disapproval Notice shall be deemed final and binding.

•                  If the Holder files a response to the Challenge within the prescribed time period (the “Holder Response”), the dispute will be referred to a mutually acceptable third-party arbiter (the “Arbiter”) within 3 days of the Holder Response and

(a)                    with respect to a Claim of Default, all further disbursements of Escrowed Proceeds shall be stayed until final resolution of the Claim of Default; and

(b)                   with respect to a Disapproval Notice, the requested funds which are alleged not to be for a Permitted Use shall be stayed until final resolution of the Disapproval Notice.

•                  The Arbiter will be charged with evaluating the Claim of Default or Disapproval Notcie, as the case may be, the Challenge, and the Holder Response and finalizing a decision within 30 calendar days of being engaged, such decision to be final and non-appealable.

• The costs and expenses of the Arbiter shall be borne by the losing party or, where the Arbiter’s decision takes exception to each of the parties’ positions, by both parties equally.